For Immediate Release

Contact:                William C. Owens
President and Chief Executive Officer
Owens Realty Mortgage, Inc.
(925) 239-7001

OWENS REALTY MORTGAGE, INC.
ANNOUNCES AGREEMENT TO PURCHASE ADDITIONAL PARCELS IN
 SOUTH LAKE TAHOE, CALIFORNIA

WALNUT CREEK, CA. – March 4, 2014 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) announced today that the Company’s wholly-owned subsidiary, Tahoe Stateline Venture, LLC, has entered into a Purchase and Sale Agreement to acquire from City National Bank (“CNB”), for $6,000,000 in cash, nine parcels of land (and certain related assets) that are a portion of the permitted Chateau development at South Lake Tahoe.  The nine parcels under contract consist of 3.4 acres of land and development resources, including 188 Tourist Accommodation Units which provide the potential for development of hotel, fractional or condominium designed product and border 16 parcels of land already owned by the Company within the Chateau development.  There is also sufficient ground coverage and commercial floor area included in the sale necessary for the potential future development of retail stores and open space.

The Company believes that the  combined 11.5 acres provides the land and development resources necessary to construct the originally permitted 477 hospitality and condominium units, 58,000 square feet of retail, a 19,000 square foot spa, and 20,000+ square feet of meeting space, subject to building plan approval by the City of South Lake Tahoe Building Department. “This acquisition provides ORM the flexibility to make minor project reconfigurations resulting in greater development opportunities, which should enhance the marketability of the project,” said William Owens, the Company’s Chairman and Chief Executive Officer.

The sale of the parcels and related assets are “as is” and the closing of the transactions described in the Purchase and Sale Agreement are subject to customary representations, warranties, covenants and closing conditions, including a due diligence and inspection period granted to the Company.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company structured to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of commercial real estate mortgage loans primarily in the Western U.S. We provide customized, short-term capital to small and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements about Owens Realty Mortgage Inc.’s plans, strategies, and prospects, including statements herein describing the proposed purchase and development of land parcels in South Lake Tahoe, California, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events.  Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in the company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward-looking statements concerning the company or matters attributable to the company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SOURCE: Owens Realty Mortgage, Inc.